UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: December 26, 2007 (December 19, 2007)

(Date of Earliest Event Reported)

CyberSource Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26477	77-0472961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1295 Charleston Road, Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 965-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

CyberSource Corporation (“CyberSource”) has entered into a lease with Pracvest, LC, a Utah limited liability company, for approximately 39,756 square feet in American Fork City, Utah (the “Lease). The fully executed Lease was received by CyberSource on December 19, 2007. The initial term of the Lease is five years, commencing on February 15, 2008. CyberSource has the option to renew the Lease for one additional five-year period.

Under the terms of the Lease, the initial base monthly rent will be $52,411.66 and will increase periodically over the term of the Lease to $58,989.79 during the final 12 months. CyberSource is required to provide a security deposit of $52,000, along with a prepaid rent share of $52,411.66.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On December 19, 2007, the Board of Directors of CyberSource (the “Board”) unanimously approved and directed that BidPay.com, Inc., a wholly-owned subsidiary of CyberSource (“BidPay”), cease conducting business operations and that the business of BidPay be liquidated. BidPay, which processes payments for online auctions, will cease operations effective December 31, 2007.

CyberSource’s established certain revenue and expense targets for BidPay during 2007, which were not met resulting in BidPay operating at a net loss greater than as set forth in the established targets. During the latter part of 2007, CyberSource and BidPay engaged in discussions with various parties for strategic investments in, or alliances with, BidPay. By early December 2007, due to BidPay’s continuing losses and delays with respect to entering into agreements for strategic alliances and strategic investments, CyberSource reached the conclusion that the BidPay business was unlikely to achieve success consistent with certain short and long term goals. Accordingly, the Board of Directors approved the shutdown of BidPay by December 31, 2007. CyberSource anticipates that the shutdown will be completed by January 31, 2008.

CyberSource expects to incur one-time charges related to the shutdown totaling approximately $1.7 million to $2.7 million in the fourth quarter of 2007. Of this amount, CyberSource anticipates that up to $2 million will be recorded for certain intangibles, up to $400,000 will be recorded for disposal of equipment and up to $300,000 will be recorded for severance payments. CyberSource estimates that up to $300,000 will impact its future cash balance.

Item 2.06.	Material Impairments.

The information discussed above in Item 2.05 is hereby incorporated by reference.

Item 8.01.	Other Events.

On December 19, 2007, CyberSource issued a press release announcing the cessation of the BidPay business.

A copy of the press release is attached as Exhibit 99.1. This Form 8-K and the attached exhibit are provided under Item 8.01 of Form 8-K and are furnished to, but shall not be deemed filed with, the Securities and Exchange Commission or incorporated by reference into the Company’s filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Lease, entered into December 18, 2007, by and between Pracvest, LC, and CyberSource Corporation.

99.1	Press Release of CyberSource Corporation dated December 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBERSOURCE CORPORATION

By:	/s/ Steven D. Pellizzer
Steven D. Pellizzer
Chief Financial Officer and Senior Vice President, Finance

Date: December 26, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Lease, entered into December 18, 2007, by and between Pracvest, LC, and CyberSource Corporation.

99.1	Press Release of CyberSource Corporation dated December 19, 2007.